EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 26, 2010 relating to the consolidated financial statements and financial statement schedule of MoSys, Inc., which appears in the Annual Report on Form 10-K of MoSys, Inc. for the year ended December 31, 2009. We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ Burr Pilger Mayer, Inc.

San Jose, California
November 3, 2010